Exhibit 99.01

Valero Energy Reports 2015 Fourth Quarter and Full Year Results

•	Reported adjusted earnings of $862 million, or $1.79 per share for the fourth quarter and $4.6 billion, or $9.24 per share, for the year

•	Approved construction of a $300 million alkylation unit at the Houston refinery, with completion expected in the first half of 2019

•	Completed and started a new 70,000 barrel per day crude unit at the Corpus Christi refinery

•	Acquired a 50 percent interest in the Diamond Pipeline that will connect Cushing, OK to Memphis, TN

•	Previously announced a 20 percent increase in the regular quarterly common stock dividend to $0.60 per share

•	Returned $1 billion in cash to stockholders through dividends and stock buybacks in the fourth quarter and $3.7 billion in the year, or 80 percent of 2015 adjusted net income

SAN ANTONIO, January 28, 2016 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported adjusted net income from continuing operations attributable to Valero stockholders of $862 million, or $1.79 per share, for the fourth quarter of 2015 compared to $952 million, or $1.83 per share, for the fourth quarter of 2014. Actual net income from continuing operations attributable to Valero stockholders was $298 million, or $0.62 per share, for the fourth quarter of 2015 compared to $1.2 billion, or $2.22 per share, for the fourth quarter of 2014.

For the year ended December 31, 2015, adjusted net income from continuing operations attributable to Valero stockholders was $4.6 billion, or $9.24 per share, compared to $3.5 billion, or $6.68 per share, for 2014. Actual net income from continuing operations attributable to Valero stockholders was $4.0 billion, or $7.99 per share, in 2015 compared to $3.7 billion, or $6.97 per share, for 2014.

Reconciliations of actual to adjusted amounts are shown in the accompanying financial tables.

“In 2015, we had solid operations, completed multiple strategic refinery projects, and expanded our logistics system,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “We invested over $2.4 billion into our business and returned 80 percent of our adjusted net income to stockholders.”

Refining
The refining segment reported adjusted operating income for the fourth quarter of 2015 of $1.5 billion, which was in line with $1.5 billion in the fourth quarter of 2014.

Fourth quarter 2015 refining throughput volumes averaged 2.9 million barrels per day, an increase of 34,000 barrels per day from the fourth quarter of 2014. Valero’s refineries operated at 97 percent throughput capacity utilization in the fourth quarter of 2015.

Ethanol
The ethanol segment reported adjusted operating income for the fourth quarter of 2015 of $37 million compared to $154 million in the fourth quarter of 2014. The $117 million decrease was mainly due to lower gross margin per gallon driven by a decline in ethanol prices versus relatively stable corn prices. Ethanol production volumes were 3.9 million gallons per day in the fourth quarter of 2015, an increase of 131,000 gallons per day versus the fourth quarter of 2014. The increase in production compared to the fourth quarter of 2014 was due to ongoing optimization and plant improvements.

Corporate and Other
General and administrative expenses were $206 million in the fourth quarter of 2015 compared to $214 million in the fourth quarter of 2014. The effective tax rate was 28 percent in the fourth quarter of 2015.

Capital Investments
In the fourth quarter of 2015, capital investment was $732 million, of which $164 million was for turnarounds and catalyst and $136 million was for joint venture investments. In 2015, capital investment was $2.4 billion for turnarounds, catalyst, strategic, and joint venture investments consisting of $1.4 billion for stay-in-business capital and $1.0 billion to advance Valero’s growth strategies. Approximately 40 percent of the 2015 growth capital spending was allocated to investments in logistics assets that support Valero’s operations and potential drop-down transactions to Valero Energy Partners LP (“VLP”).

Stockholder Distributions
Valero paid $240 million in dividends and purchased 11.1 million shares of its common stock for $767 million, resulting in total cash returned to stockholders of $1 billion in the fourth quarter of 2015. In 2015, Valero returned $3.7 billion to stockholders, or 80 percent of adjusted net income from continuing operations attributable to Valero stockholders, consisting of $848 million in dividends and $2.8 billion in stock buybacks. The company is targeting a payout ratio of 75 percent of net income in 2016. Valero defines total payout ratio as the sum of dividends plus stock buybacks divided by adjusted net income from continuing operations attributable to Valero stockholders.

On January 21, Valero announced a 20 percent increase in its quarterly common stock dividend from $0.50 per share to $0.60 per share, payable on March 3, 2016, to holders of record on February 9, 2016.

“This latest increase in our dividend further demonstrates our confidence in Valero’s earnings power, which is anchored by our high quality portfolio concentrated in the U.S. Gulf Coast,” said Gorder. “Having a dividend among the top of our peer group is an important part of our team’s core objectives to deliver significant, sustainable value to our stockholders while maintaining safe and reliable operations and disciplined capital allocation.”

Liquidity and Financial Position
Valero ended the fourth quarter of 2015 with $7.4 billion in total debt and $4.1 billion of cash and temporary cash investments, of which $81 million was held by VLP. The company’s debt to capital ratio, net of $2 billion in cash, was 20 percent.

Strategic Update
In the fourth quarter of 2015, the company commissioned its new crude unit at the Corpus Christi refinery, completed the hydrocracker expansion at the Port Arthur refinery, and completed the crude unit expansion at the McKee refinery. Valero also acquired a 50 percent interest in the Diamond Pipeline that will connect Cushing, OK to Memphis, TN and began receiving crude oil at the Quebec City refinery from Enbridge’s Line 9B pipeline. The company expects the new crude unit under construction at the Houston refinery to be completed in the second quarter of 2016.

In January 2016, Valero’s Board of Directors approved the construction of a 13,000 barrel per day alkylation unit at the Houston refinery. The unit will upgrade low-cost natural gas liquids into premium priced alkylate. Management expects the project to be completed in the first half of 2019 for an estimated cost of $300 million.

Valero expects 2016 capital investments, including turnarounds, catalyst, and joint venture investments, to be $2.6 billion, which includes $1.6 billion for stay-in-business capital and $1.0 billion for growth investments. Approximately 55 percent of planned growth investment in 2016 is allocated for logistics projects and 45 percent for refining asset optimization. The company believes that most of the logistics investments will be eligible for future drop-down transactions to VLP.

Conference Call
Valero’s senior management will hold a conference call at 11 a.m. ET today to discuss this earnings release and to provide an update on company operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 10,000 people, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 3.0 million barrels per day, 11 ethanol plants with a combined production capacity of 1.3 billion gallons per year, a 50-megawatt wind farm, and renewable diesel production from a joint venture. Through subsidiaries, Valero owns the general partner of Valero Energy Partners LP (NYSE: VLP), a midstream master limited partnership. Approximately 7,500 outlets carry the Valero, Diamond Shamrock, Shamrock, and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Vice President – Investor Relations, 210-345-3077
Karen Ngo, Manager – Investor Relations, 210-345-4574

Media:
Steve Lee, Manager – Corporate Communications, 210-345-4137

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Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

Use of Non-GAAP Financial Information
This earnings release includes references to financial measures that are not defined under U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjusted net income, adjusted net income per share, adjusted refining segment operating income, and adjusted ethanol segment operating income. However, these non-GAAP financial measures have been included in this earnings release to help facilitate the comparison of operating results between periods. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Statement of Income Data:
Operating revenues	$18,777	$27,859	$87,804	$130,844
Costs and expenses:
Cost of sales (excluding the lower of cost or market inventory valuation adjustment) (a) (b)	15,627	24,321	73,861	118,141
Lower of cost or market inventory valuation adjustment (c)	790	—	790	—
Operating expenses	1,014	1,103	4,243	4,387
General and administrative expenses	206	214	710	724
Depreciation and amortization expense	494	425	1,842	1,690
Total costs and expenses	18,131	26,063	81,446	124,942
Operating income	646	1,796	6,358	5,902
Other income, net	11	9	46	47
Interest and debt expense, net of capitalized interest	(107)	(101)	(433)	(397)
Income from continuing operations before income tax expense	550	1,704	5,971	5,552
Income tax expense (d)	155	484	1,870	1,777
Income from continuing operations	395	1,220	4,101	3,775
Loss from discontinued operations	—	—	—	(64)
Net income	395	1,220	4,101	3,711
Less: Net income attributable to noncontrolling interests (e)	97	65	111	81
Net income attributable to Valero Energy Corporation stockholders	$298	$1,155	$3,990	$3,630
Net income attributable to Valero Energy Corporation stockholders:
Continuing operations	$298	$1,155	$3,990	$3,694
Discontinued operations	—	—	—	(64)
Total	$298	$1,155	$3,990	$3,630
Earnings per common share:
Continuing operations	$0.62	$2.22	$8.00	$7.00
Discontinued operations	—	—	—	(0.12)
Total	$0.62	$2.22	$8.00	$6.88
Weighted-average common shares outstanding (in millions)	479	517	497	526
Earnings per common share – assuming dilution:
Continuing operations	$0.62	$2.22	$7.99	$6.97
Discontinued operations	—	—	—	(0.12)
Total	$0.62	$2.22	$7.99	$6.85
Weighted-average common shares outstanding - assuming dilution (in millions)	481	521	500	530

Dividends per common share	$0.500	$0.275	$1.700	$1.050

See Notes to Earnings Release on Table Page 7.

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating income by business segment:
Refining	$876	$1,861	$6,973	$5,884
Ethanol	(13)	158	142	786
Corporate	(217)	(223)	(757)	(768)
Total	$646	$1,796	$6,358	$5,902
Operating expenses by business segment:
Refining	$910	$974	$3,795	$3,900
Ethanol	104	129	448	487
Total	$1,014	$1,103	$4,243	$4,387
Depreciation and amortization expense by business segment:
Refining	$465	$403	$1,745	$1,597
Ethanol	18	13	50	49
Corporate	11	9	47	44
Total	$494	$425	$1,842	$1,690
Operating highlights:
Refining:
Throughput margin per barrel (a) (b) (c)	$10.87	$11.17	$12.97	$11.05
Operating costs per barrel:
Operating expenses	3.47	3.76	3.71	3.87
Depreciation and amortization expense	1.76	1.55	1.71	1.58
Total operating costs per barrel	5.23	5.31	5.42	5.45
Operating income per barrel	$5.64	$5.86	$7.55	$5.60
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude oil	475	447	438	457
Medium/light sour crude oil	466	420	428	466
Sweet crude oil	1,184	1,239	1,208	1,149
Residuals	277	243	274	230
Other feedstocks	136	133	140	134
Total feedstocks	2,538	2,482	2,488	2,436
Blendstocks and other	316	338	311	329
Total throughput volumes	2,854	2,820	2,799	2,765
Yields (thousand barrels per day):
Gasolines and blendstocks	1,384	1,365	1,364	1,329
Distillates	1,085	1,041	1,066	1,047
Other products (f)	427	450	408	423
Total yields	2,896	2,856	2,838	2,799

See Notes to Earnings Release on Table Page 7.

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Refining operating highlights by region (a) (b) (c) (g):
U.S. Gulf Coast:
Operating income	$851	$795	$3,978	$3,368
Throughput volumes (thousand barrels per day)	1,657	1,633	1,592	1,600
Throughput margin per barrel	$10.70	$10.43	$12.27	$11.03
Operating costs per barrel:
Operating expenses	3.29	3.56	3.64	3.66
Depreciation and amortization expense	1.83	1.57	1.78	1.60
Total operating costs per barrel	5.12	5.13	5.42	5.26
Operating income per barrel	$5.58	$5.30	$6.85	$5.77
U.S. Mid-Continent:
Operating income	$216	$368	$1,434	$1,323
Throughput volumes (thousand barrels per day)	449	490	447	446
Throughput margin per barrel	$10.34	$13.19	$14.09	$13.63
Operating costs per barrel:
Operating expenses	3.34	3.56	3.59	3.90
Depreciation and amortization expense	1.78	1.50	1.71	1.61
Total operating costs per barrel	5.12	5.06	5.30	5.51
Operating income per barrel	$5.22	$8.13	$8.79	$8.12
North Atlantic:
Operating income	$279	$329	$1,446	$911
Throughput volumes (thousand barrels per day)	503	430	494	457
Throughput margin per barrel	$10.09	$12.98	$12.06	$10.02
Operating costs per barrel:
Operating expenses	2.89	3.39	2.88	3.40
Depreciation and amortization expense	1.16	1.24	1.17	1.16
Total operating costs per barrel	4.05	4.63	4.05	4.56
Operating income per barrel	$6.04	$8.35	$8.01	$5.46
U.S. West Coast:
Operating income	$134	$29	$855	$53
Throughput volumes (thousand barrels per day)	245	267	266	262
Throughput margin per barrel	$14.62	$9.12	$17.00	$8.60
Operating costs per barrel:
Operating expenses	6.07	5.89	5.92	5.91
Depreciation and amortization expense	2.58	2.06	2.26	2.14
Total operating costs per barrel	8.65	7.95	8.18	8.05
Operating income per barrel	$5.97	$1.17	$8.82	$0.55

Operating income for regions above	$1,480	$1,521	$7,713	5,655
Lower of cost or market inventory valuation adjustment (c)	(740)	—	(740)	—
LIFO gain (b)	—	229	—	229
Blender’s tax credit (a)	136	111	—	—
Total refining operating income	$876	$1,861	$6,973	$5,884

See Notes to Earnings Release on Table Page 7.

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$44.73	$77.35	$53.62	$99.57
Brent less West Texas Intermediate (WTI) crude oil	2.67	3.95	4.91	6.40
Brent less Alaska North Slope (ANS) crude oil	0.94	2.59	0.67	1.73
Brent less Louisiana Light Sweet (LLS) crude oil	2.21	1.77	2.37	2.79
Brent less Mars crude oil	6.95	5.62	6.54	6.75
Brent less Maya crude oil	10.42	10.09	9.54	13.73
LLS crude oil	42.52	75.58	51.25	96.78
LLS less Mars crude oil	4.74	3.85	4.17	3.96
LLS less Maya crude oil	8.21	8.32	7.17	10.94
WTI crude oil	42.06	73.40	48.71	93.17

Natural gas (dollars per million British Thermal Units)	2.12	3.69	2.58	4.36

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
CBOB gasoline less Brent	6.45	(1.00)	9.83	3.54
Ultra-low-sulfur diesel less Brent	9.29	15.21	12.64	14.28
Propylene less Brent	(11.90)	21.27	(5.94)	5.57
CBOB gasoline less LLS	8.66	0.77	12.20	6.33
Ultra-low-sulfur diesel less LLS	11.50	16.98	15.01	17.07
Propylene less LLS	(9.69)	23.04	(3.57)	8.36
U.S. Mid-Continent:
CBOB gasoline less WTI	13.06	6.05	17.59	12.28
Ultra-low-sulfur diesel less WTI	15.02	27.60	19.02	24.05
North Atlantic:
CBOB gasoline less Brent	10.95	7.63	12.85	9.07
Ultra-low-sulfur diesel less Brent	11.44	20.98	16.05	18.25
U.S. West Coast:
CARBOB 87 gasoline less ANS	20.60	6.20	25.56	13.40
CARB diesel less ANS	15.45	21.75	16.90	19.14
CARBOB 87 gasoline less WTI	22.33	7.56	29.80	18.07
CARB diesel less WTI	17.18	23.11	21.14	23.81
New York Harbor corn crush (dollars per gallon)	0.23	0.71	0.22	0.85

See Notes to Earnings Release on Table Page 7.

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Ethanol (b) (c):
Operating income	$37	$154	$192	$782
Production (thousand gallons per day)	3,883	3,752	3,827	3,422
Gross margin per gallon of production	$0.45	$0.86	$0.49	$1.06
Operating costs per gallon of production:
Operating expenses	0.29	0.37	0.32	0.39
Depreciation and amortization expense	0.05	0.04	0.03	0.04
Total operating costs per gallon of production	0.34	0.41	0.35	0.43
Operating income per gallon of production	$0.11	$0.45	$0.14	$0.63

Operating income from above	$37	$154	$192	$782
Lower of cost or market inventory valuation adjustment (c)	(50)	—	(50)	—
LIFO gain (b)	—	4	—	4
Total ethanol operating income (loss)	$(13)	$158	$142	$786

			December 31,
			2015	2014
Balance Sheet Data:
Current assets			$14,805	$16,614
Cash and temporary cash investments, including $81 and $237, respectively, held by Valero Energy Partners LP, included in current assets			4,114	3,689
Inventories included in current assets			5,898	6,623
Current liabilities			7,193	9,980
Current portion of debt and capital lease obligations included in current liabilities			127	606
Debt and capital lease obligations, less current portion			7,250	5,780
Total debt and capital lease obligations			7,377	6,386
Valero Energy Corporation stockholders’ equity			20,527	20,677

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Valero Energy Partners LP:
Weighted-average limited partner units outstanding:
Common units - public (basic and diluted)	19	17	18	17
Common units - Valero (basic and diluted)	15	12	14	12
Subordinated units - Valero (basic and diluted)	29	29	29	29
Distributions declared:
Limited partner units - public	$7	$4	$22	$16
Limited partner units - Valero	14	11	52	38
General partner units - Valero	2	—	5	1
Total distribution declared	$23	$15	$79	$55

See Notes to Earnings Release on Table Page 7.

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Millions of Dollars, Except per Share Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of operating income by business segment to adjusted operating income by business segment:
Refining:
Operating income	$876	$1,861	$6,973	$5,884
Adjustments:
Lower of cost or market inventory valuation adjustment (c)	740	—	740	—
LIFO gain (b)	—	(229)	—	(229)
Blender’s tax credit (a)	(136)	(111)	—	—
Adjusted refining operating income	1,480	1,521	7,713	5,655
Ethanol:
Operating income	(13)	158	142	786
Adjustments:
Lower of cost or market inventory valuation adjustment (c)	50	—	50	—
LIFO gain (b)	—	(4)	—	(4)
Adjusted ethanol operating income	37	154	192	782
Corporate	(217)	(223)	(757)	(768)
Total adjusted operating income	$1,300	$1,452	$7,148	$5,669

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of net income from continuing operations to adjusted net income from continuing operations:
Net income from continuing operations attributable to Valero Energy Corporation stockholders	$298	$1,155	$3,990	$3,694
Adjustments (after taxes and excluding the portion of the blender’s tax credit attributable to the holder of the noncontrolling interest in Diamond Green Diesel Holdings LLC):
Lower of cost or market inventory valuation adjustment (c)	624	—	624	—
LIFO gain (b)	—	(151)	—	(151)
Blender’s tax credit (a)	(60)	(52)	—	—
Adjusted net income from continuing operations attributable to Valero Energy Corporation stockholders	$862	$952	$4,614	$3,543
Earnings per common share – assuming dilution from continuing operations:
Actual	$0.62	$2.22	$7.99	$6.97
Adjusted	1.79	1.83	9.24	6.68

See Notes to Earnings Release on Table Page 7.

Table Page 6

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
Cost of sales for the three months and year ended December 31, 2015 and 2014 reflects a benefit of $174 million and $155 million, respectively, for biodiesel blender’s tax credits attributable to volumes blended throughout both years. The annual benefit was recorded during the three months ended December 31, 2015 and 2014 (as opposed to throughout the year as volumes were blended) because the legislation authorizing the credit was not passed and signed into law until December of each year. Of these annual amounts, $136 million and $111 million, respectively, relate to volumes blended during the first nine months of each year. Therefore, we have excluded these nine-month amounts from the segment and regional throughput margins per barrel and the regional operating income amounts for the refining segment for the three months ended December 31, 2015 and 2014. We have also excluded these nine-month amounts for purposes of computing refining segment adjusted operating income, adjusted net income from continuing operations attributable to Valero stockholders, and adjusted earnings per common share – assuming dilution from continuing operations for the three months ended December 31, 2015 and 2014, as reflected in the reconciliation of amounts reported under United States (U.S.) generally accepted accounting principles (GAAP).

(b)
Cost of sales for the three months and year ended December 31, 2014 reflects a last-in, first-out (LIFO) gain of $233 million ($151 million after taxes), of which $229 million is attributable to our refining segment and $4 million is attributable to our ethanol segment. These amounts have been excluded from (1) the segment and regional throughput margins per barrel and the regional operating income amounts for the refining segment, and (2) the operating income and gross margin per gallon of production amounts for the ethanol segment, respectively. We have also excluded the segment and total amounts for purposes of computing refining segment and ethanol segment adjusted operating income, adjusted net income from continuing operations attributable to Valero stockholders, and adjusted earnings per common share – assuming dilution from continuing operations for the three months and year ended December 31, 2014, as reflected in the reconciliation of amounts reported under U.S. GAAP.

(c)
In December 2015, we recorded a lower of cost or market (LCM) inventory valuation adjustment of $790 million ($624 million after taxes), of which $740 million is attributable to our refining segment and $50 million is attributable to our ethanol segment. In accordance with U.S. GAAP, we are required to state our inventories at the lower of cost or market. Cost is primarily determined using the LIFO inventory valuation methodology, whereby the most recently incurred costs are charged to cost of sales in the statement of income and inventories are valued at base layer acquisition costs in the balance sheet. Market is determined based on an assessment of the net realizable value of our inventory. In periods where the market price of our inventory falls below cost, we record an inventory valuation adjustment to write down the value to market in accordance with U.S. GAAP. The LCM inventory valuation adjustment for the three months and year ended December 31, 2015 has been excluded from (1) the segment and regional throughout margins per barrel and the regional operating income amounts for the refining segment, and (2) the gross operating income and the gross margin per gallon of production amounts for the ethanol segment, respectively. We have also excluded the segment and total amounts for purposes of computing refining segment and ethanol segment adjusted operating income, adjusted net income from continuing operations attributable to Valero stockholders, and adjusted earnings per common share – assuming dilution from continuing operations for the three months and year ended December 31, 2015, as reflected in the reconciliation of amounts reported under U.S. GAAP.

(d)
The variation in the customary relationship between income tax expense and income from continuing operations for the three months and year ended December 31, 2015 and 2014 is due primarily to earnings from our international operations that are taxed at statutory tax rates that are lower than in the U.S.  In addition, for the three months and year ended December 31, 2015, the variation is due to a change in the tax law in the United Kingdom (U.K.) that reduced the U.K. statutory rate and the favorable settlement of various U.S. income tax audits.

(e)
Net income attributable to noncontrolling interests for the three months and year ended December 31, 2015 and 2014 includes $59 million and $42 million, respectively, associated with the noncontrolling interest holder’s interest in the biodiesel blender’s tax credit as further discussed in note (a).

(f)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(g)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

Table Page 7